UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2014

VIASYSTEMS GROUP, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-15755	75-2668620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road St. Louis, MO		63105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Entry into Amended and Restated Employment Agreements. On September 21, 2014, Viasystems Group, Inc. (the “Company”) and its applicable subsidiaries entered into amended and restated executive employment agreements (each an “Agreement” and, together, the “Agreements”) with each of David M. Sindelar, Chief Executive Officer, Timothy L. Conlon, President and Chief Operating Officer, and Gerald G. Sax, Senior Vice President and Chief Financial Officer (collectively, the “Executives” and each, an “Executive”).

The previously existing employment agreements between the Company, its applicable subsidiaries and each Executive provided that, if at any time, the Executive’s employment is terminated (1) by the Company without cause or (2) by reason of the Executive’s total disability or death, then the Executive would be entitled to (a) the Executive’s salary (as calculated in each Agreement) for a period of 18 months following the Executive’s termination and (b) the continuation of certain benefits (including specified bonus payments for Messrs. Sindelar and Sax) and the reimbursement of certain expenses provided under the Agreement for 18 months following the Executive’s termination.

The Agreements preserve the termination benefits from the existing agreements described in the immediately preceding paragraph and amend the existing agreements to provide additional benefits to the Executives in the event of a termination of such Executive’s position following a change in control of the Company (as defined in each Agreement) and to add non-competition and non-solicitation obligations for Messrs. Sindelar and Sax. The Executives are entitled to these additional benefits if their employment is terminated during the period beginning on the closing date of the change in control and ending on the earlier of (1) the last day of the month that is two years after the closing date or (2) the death of the Executive (the “Protection Period”).

Pursuant to the Agreement between the Company and Mr. Sindelar, in the event Mr. Sindelar’s employment with the Company is terminated during the Protection Period by (1) the Company without cause, (2) Mr. Sindelar with good reason (as defined in his Agreement) or (3) reason of Mr. Sindelar’s total disability (as defined in his Agreement) or death, then Mr. Sindelar would be entitled to (a) salary continuation for a period of 18 months following Mr. Sindelar’s termination (such total amount, “Mr. Sindelar’s Change of Control Salary Severance”), (b) an amount equal to 100% of Mr. Sindelar’s Change in Control Salary Severance, such amount to be paid over an 18-month period following Mr. Sindelar’s termination (such total amount “Mr. Sindelar’s Bonus Change in Control Severance”), (c) an amount equal to the sum of (A) Mr. Sindelar’s Change in Control Salary Severance and (B) Mr. Sindelar’s Bonus Change in Control Severance, less (C) $1,189,150, such amount to be paid in a lump sum payment within 5 business days following the date of the Executive’s termination, (d) the continuation of certain benefits provided under his Agreement for 18 months following Mr. Sindelar’s termination, and (e) the reimbursement of certain expenses for 18 months following Mr. Sindelar’s termination.

Pursuant to the Agreement between the Company and Mr. Sax, in the event Mr. Sax’s employment with the Company is terminated during the Protection Period by (1) the Company without cause, (2) Mr. Sax with good reason (as defined in his Agreement) or (3) reason of Mr. Sax’s total disability (as defined in his Agreement) or death, then Mr. Sax would be entitled to (a) Mr. Sax’s salary (as calculated in his Agreement) for a period of 24 months following Mr. Sax’s termination, such amount to be paid over an 18-month period following Mr. Sax’s termination (such total amount, “Mr. Sax’s Change of Control Salary Severance”), (b) an amount equal to 70% of Mr. Sax’s Change in Control Salary Severance, such amount to be paid over an 18-month period following Mr. Sax’s termination, (c) the continuation of certain benefits provided under his Agreement for 18 months following Mr. Sax’s termination, and (d) the reimbursement of certain expenses for 18 months following Mr. Sax’s termination.

Pursuant to the Agreement between the Company and Mr. Conlon, in the event Mr. Conlon’s employment with the Company is terminated during the Protection Period by (1) the Company without cause, (2) Mr. Conlon with good reason (as defined in his Agreement) or (3) reason of Mr. Conlon’s total disability (as defined in his Agreement) or death, then Mr. Conlon would be entitled to (a) Mr. Conlon’s salary (as calculated in his Agreement) for a period of 24 months following Mr. Conlon’s termination, such amount to be paid following Mr. Conlon’s termination, (b) the continuation of certain benefits provided under his Agreement for 18 months following Mr. Conlon’s termination, and (c) the reimbursement of certain expenses for 18 months following Mr. Conlon’s termination.

Each Agreement contains a “best-net” provision, which provides that if Section 280G of the Internal Revenue Code of 1986, as amended, would apply to payments the Executive has received or will receive in conjunction with the change in control (including those made under the Agreement), and such payments would trigger an excise tax on “excess parachute payments,” then those payments are subject to a reduction in order to avoid application of that excise tax, but only if the reduction would result in a greater net after-tax amount paid to the Executive.

As a condition of receiving the benefits described above, the Agreements of Messrs. Sindelar and Sax provide that, during the Executive’s employment and for a period of 36 months following termination of the Executive’s employment for any reason, the Executive may not compete with the Company, divert business from the Company or solicit customers or employees of the Company. Mr. Conlon’s Agreement preserves the non-competition and non-solicitation obligations contained in his previously existing agreement, which provide that (1) if terminated (a) by the Company for cause or (b) through voluntary termination (except a voluntary termination for good reason during the Protection Period), Mr. Conlon shall not compete with the Company for 1 year and (2) if terminated (a) by the Company without cause or as a result of total disability or (b) by Mr. Conlon for good reason during the Protection Period, Mr. Conlon shall not compete with the Company for 18 months.

The foregoing summary description of the Agreements is qualified in its entirety by reference to the full text of the Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Authorization of a Transaction Bonus Pool

On September 21, 2014, the board of directors of the Company approved a cash bonus pool of $1,189,150 in the aggregate, from which cash bonus payments will be made to designated officers and key employees of the Company and its subsidiaries upon the consummation of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger by and among the Company, TTM Technologies, Inc. and Vector Acquisition Corp. dated September 21, 2014. In order to be entitled to receive a cash bonus payment, the participant must remain an employee of the Company or one of its subsidiaries through the date of the consummation of the Merger.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Executive Employment Agreement, dated September 21, 2014 between the Company and David M. Sindelar

10.2	Amended and Restated Executive Employment Agreement, dated September 21, 2014 between the Company and Gerald G. Sax

10.3	Amended and Restated Executive Employment Agreement, dated September 21, 2014 between the Company and Timothy L. Conlon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.

By:	/s/ Daniel J. Weber
Daniel J. Weber
Vice President and General Counsel

Date: September 24, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amended and Restated Executive Employment Agreement, dated September 21, 2014 between the Company and David M. Sindelar

10.2	Amended and Restated Executive Employment Agreement, dated September 21, 2014 between the Company and Gerald G. Sax

10.3	Amended and Restated Executive Employment Agreement, dated September 21, 2014 between the Company and Timothy L. Conlon